Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements of Weatherford International Ltd. (the successor of Weatherford International, Inc.) on Form S-3 (No. 333-116655) and on Form S-8 (Nos. 033-56384-99, 033-56386-99, 033-65790-99, 033-64349-99, 333-13531-99, 333-36598-99, 333-48320-99, 333-48322-99, 333-53633-99, 333-81678-99, 333-112378 and 333-81676-99) of our reports dated June 6, 2005, relating to the financial statements and financial statement schedule of Universal Compression Holdings, Inc. and Universal Compression, Inc. for the year ended March 31, 2005, and management’s report on the effectiveness of internal control over financial reporting for Universal Compression Holdings, Inc., appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. and Universal Compression, Inc. for the year ended March 31, 2005 and incorporated by reference in this Annual Report on Form 10-K/A of Weatherford International Ltd. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 13, 2005